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                                                                    Exhibit 99.1

NATIONAL DENTEX CORPORATION                     FOR IMMEDIATE RELEASE:
526 Boston Post Road                            January 24, 2007
Wayland, MA 01778
(508) 358 - 4422
Contact: Richard F. Becker,
         Executive Vice President & Treasurer

           NATIONAL DENTEX CORPORATION ANNOUNCES CORPORATE REALIGNMENT

NATIONAL DENTEX CORPORATION, WAYLAND, MASSACHUSETTS, January 24, 2007- National Dentex Corporation (NASDAQ: NADX), one of the largest owner/operators of dental laboratories in the United States, today announced a realignment of its corporate organization in order to help it better execute its operational strategy.

LABORATORY OPERATIONS

The first element of the Company's reorganization is the appointment of John W.
(Josh) Green to the new position of Executive Vice President, Laboratory Operations to oversee all forty-three of the Company's laboratories, each of which will be aligned in turn under one of three vice presidents of operations. In this new position, Mr. Green will report directly to David Brown, the Company's President and Chief Executive Officer.

Josh Green joined National Dentex as a consultant upon the acquisition by the Company of Green Dental Laboratory in March 2005. Josh started Green Dental in 1980 in Heber Springs, Arkansas and grew it over the years to the point where it generated in excess of $16 million in revenues at the time of its acquisition by National Dentex. With over 25 years of industry experience, Josh Green has earned a reputation as an innovative laboratory operator through Green Dental's product offerings and the clinically relevant professional training that it has offered to its clients.

In fulfilling his new duties as Executive Vice President, Laboratory Operations, Josh will be assisted by Douglas A. Baker, William G. Keller, and Thomas A. Keller, who are each being appointed to new positions as Vice President, Operations. In these new positions, each of Doug Baker, Bill Keller, and Tom Keller will report directly to Josh Green.

Doug Baker has been with National Dentex since August 2004 when the Company acquired D.H. Baker Dental Laboratory of Traverse City, Michigan. Doug founded
D. H. Baker over 25 years ago, and has grown the business through a dedication to consistent quality, outstanding service and educational support aimed at meeting and exceeding client expectations.

Bill Keller and Tom Keller both joined National Dentex in October 2006 upon its acquisition of Keller Group, Incorporated, a dental laboratory business with production facilities in St. Louis, Missouri and Louisville, Kentucky, and sales offices in Kansas City, Missouri and Indianapolis, Indiana. We believe that the Keller Group is widely recognized within the dental community as one of the best managed, progressive and innovative laboratory businesses in the country.

David Brown, President and CEO, commented, "These changes are designed to align our laboratory operations in a way that will better enhance decision making and speed of execution, as well as help us be in a position to deliver the products and services our clients want and need most. In Josh Green, we are fortunate to have an extremely successful and talented leader with a track record of driving growth and innovation leading the Company's laboratory operations. In Doug Baker, Bill Keller and Tom Keller, we have been able to assemble a distinguished and highly-regarded operations team to support and assist Josh as he undertakes the new position of Executive Vice President, Laboratory Operations."

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Mr. Brown added, "In connection with this corporate realignment of our personnel, I am also pleased to announce that Art Champagne has been promoted to Senior Vice President. In that position, he will be joining our other Senior Vice President, Donald Merz. Both Art and Don will report directly to me and will provide counsel and guidance to me as well as to Josh Green and his operations team."

ADMINISTRATION AND FINANCE

The second portion of the Company's corporate reorganization deals with changes within the administration and finance area of National Dentex and focuses on eliminating duplication, coordinating functions, and realigning resources.

Richard F. Becker, Jr., who has served as the Company's Chief Financial Officer since 1997, will continue to actively lead and coordinate the Company's various corporate and administrative functions in his continuing position as Executive Vice President and Treasurer, which he has held since 2004. These functions include acquisitions and corporate development, information technology, investor relations and human resources. In addition, Mr. Becker has recently overseen the integration of our new Canadian laboratory and will assume the responsibility for and management of our Marketing & Sales and Research & Development offices.

Mr. Brown stated, "Mr. Becker has been an important contributor to the Company's business strategies and has set and managed all aspects of financial and administrative direction for over ten years. In Dick's new position, we expect the Company will continue to benefit from his wide-ranging experience as he further expands his role in our organization and assumes greater responsibility in helping to coordinate the Company's operational and corporate functions with the goal and objective of delivering greater value to our clients."

Wayne Coll will succeed Mr. Becker as Chief Financial Officer of the Company. Mr. Coll has been with National Dentex for 16 years, including serving as the Company's Vice President, Corporate Controller over the past two years. In his new position as Chief Financial Officer, Mr. Coll will be primarily responsible for all finance, accounting and tax functions as well as general services and facilities.

Mr. Brown added, "I am also delighted to announce the promotion of Wayne Coll to the position of Vice President, CFO. Wayne's strong financial background, industry experience, and proven leadership skills within our organization make him an ideal choice to serve as our CFO."

About National Dentex

National Dentex Corporation serves an active customer base of over 24,000 dentists through forty-three full service and four branch dental laboratories located in 31 U.S. states and one Canadian province. National Dentex's dental laboratories provide a full range of custom-made dental prosthetic appliances, including dentures, crowns and fixed bridges, and other dental specialties.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding our acquisition activity, marketplace competitiveness, opportunities, and expected courses of action, that are based on our current expectations, beliefs, assumptions, estimates, forecasts and projections about the industry and markets in which National Dentex operates. The statements contained in this release are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. Important factors that may affect future operating results and acquisition activity include the timing, duration and effects of adverse changes in overall economic conditions and other developments that directly or indirectly affect consumer decisions as to whether and when to have dental procedures performed; National Dentex's ability to acquire new laboratories on terms and conditions acceptable to it and its capacity to integrate and successfully operate previously acquired laboratories; governmental regulation of health care; trends in the

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dental industry towards managed care; increases in labor, benefits and material costs; product development risks; technological innovations; competition from other dental laboratories, including increased competition from dental laboratories located in foreign countries with lower labor and benefit costs, such as China: National Dentex's ability to attract, retain and motivate qualified personnel particularly at a time of corporate realignment; changes in the cost or availability of raw materials, particularly precious metals like gold, platinum and palladium; any impairment in the carrying value of goodwill or other acquired intangibles; compliance with evolving federal securities, accounting, and marketplace rules and regulations applicable to publicly-traded companies on the Nasdaq National Market; and other risks indicated from time to time in National Dentex's filings with the Securities and Exchange Commission, particularly under Item 1A, "Risk Factors" of National Dentex's most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q.